EXECUTION COPY


                          AMENDED AND RESTATED BY-LAWS

                                       OF

                         PRIME SUCCESSION HOLDINGS, INC.
                        (formerly Prime Succession, Inc.)

                     (hereinafter called the "Corporation")

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

                  Section 1. Place of Meeting and Notice. Meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

                  Section 2. Annual and Special Meetings. Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the President for any purpose and shall be called by the President or Secretary if directed by the Board of Directors or requested in writing by the holders of not less than 20% of the capital stock of the Corporation. Each such stockholder request shall state the purpose of the proposed meeting.

                  Section 3. Notice. Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

                  Section 4. Quorum. Except as otherwise provided by law or by the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate of Incorporation"), the holders of a majority of the shares of the Corporation's issued and outstanding capital stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at such meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at such meeting.

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                  Section 5. Voting. Except as otherwise provided by law, by the
Restated Certificate of Incorporation or by these Restated By-Laws, all matters submitted to a meeting of stockholders shall be decided by a majority vote of the shares of the Corporation's issued and outstanding capital stock entitled to vote thereat, present in person or represented by proxy.

                                   ARTICLE II

                                    DIRECTORS
                                    ---------

                  Section 1. Number, Election and Removal of Directors. The number of Directors that shall constitute the Board of Directors shall be eight. The Directors shall be elected by stockholders at their annual meeting. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders. A Director may be removed with or without cause by the stockholders.

                  Section 2. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be called by the Chairman, if there is one, the President or any two Directors. Notice of any such special meeting stating the place, date and hour thereof shall be given to each Director either by mail not less than 48 hours before the date of such meeting, by telephone or telegram on 24 hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances.

                  Section 3. Quorum; Board Action. One-third of the total number of Directors shall constitute a quorum for the transaction of business; provided, that during the effectiveness of the Stockholders' Agreement, dated as of August 26, 1996, to which the Corporation is a party, at least one of such Directors comprising a quorum shall be a designee of Loewen Group International, Inc. ("LGII") to the extent such individuals have been designated by LGII for election to the Board of Directors and at least one of such Directors comprising a quorum shall be a designee of Blackstone Capital Partners II Merchant Banking Fund L.P. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Restated Certificate of Incorporation or these Restated By-Laws, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

                  Section 4. Committees. The Board of Directors may, by resolution adopted by the unanimous vote of the whole Board, designate one or more committees, including, without limitation, an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from

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voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act as the absent or disqualified member.

                                   ARTICLE III

                                    OFFICERS
                                    --------

                  The officers of the Corporation shall consist of a President, a Vice President, a Secretary, a Treasurer, and such other additional officers with such titles as the Board of Directors shall determine, all of which shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

                                   ARTICLE IV

                                 INDEMNIFICATION
                                 ---------------

                  Section 1. Indemnity Undertaking. To the fullest extent permitted by law (including, without limitation, Section 145 of the General Corporation Law of the State of Delaware (as amended from time to time, the "General Corporation Law")), the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not Directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Article IV.

                  Section 2. Advancement of Expenses. The Corporation shall, from time to time, reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any such Director, officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director, officer or

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other person indemnified hereunder, to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses.

                  Section 3. Rights Not Exclusive. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article IV shall not be deemed exclusive of any other rights which a person seeking indemnification or reimbursement or advancement of expenses may have or to which such person hereafter may be entitled under any statute, the Restated Certificate of Incorporation, these By-Laws, any agreement, any vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                  Section 4. Continuation of Benefits. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article IV shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of any such person.

                  Section 5. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article IV or the Restated Certificate of Incorporation or under Section 145 of the General Corporation Law or any other provision of law.

                  Section 6. Binding Effect. The provisions of this Article IV shall be a contract between the Corporation, on the one hand, and each Director and officer who serves in such capacity at any time while this Article IV is in effect and/or any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such Director, officer or other person intend to be legally bound. No repeal or modification of this Article IV shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

                  Section 7. Procedural Rights. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article IV shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the


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commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

                  Section 8. Service Deemed at Corporation's Request. Any Director or officer of the Corporation serving in any capacity (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed, in each case, to be doing so at the request of the Corporation.

                  Section 9. Election of Applicable Law. Any person entitled to be indemnified or to receive reimbursement or advancement of expenses as a matter of right pursuant to this Article IV may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

                                    ARTICLE V

                               GENERAL PROVISIONS
                               ------------------

                  Section 1. Notices. Whenever any statute, the Restated Certificate of Incorporation or these Restated By-Laws require notice to be given to any Director or stockholder, such notice may be given in writing by mail, addressed to such Director or stockholder at his address as it appears in the records of the Corporation, with postage thereon prepaid or by telex, telegram or other form of electronic mail or by telecopy (and subsequently confirmed by any other permitted means hereunder) and shall be deemed transmitted when personally delivered or deposited in the mail or delivered to a courier service or a carrier for electronic transmittal (as the case may be).

                  Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

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                  Section 3. Amendments to Restated By-Laws. These Restated
By-Laws may be amended in any respect, restated or repealed, in whole or in part, by vote of the holders of record, present in person or represented by proxy, of 90% of the Corporation's issued and outstanding shares of capital stock entitled to vote thereon.

                  Section 4. Notwithstanding anything contained herein to the contrary, no merger or consolidation of the Corporation with or into any other person or entity in one or a series of related transactions and no sale, conveyance or other transfer of all or substantially all of the assets of the Corporation and its subsidiaries to another person or entity or persons or entities in one or a series of related transactions shall be consummated, in any such case without the unanimous vote of the Board of Directors and the stockholders of the Corporation, provided, that this provision shall no longer be operative following the earlier to occur of (i) the consummation of the exercise of the put or call option, as the case may be, under the Put/Call Agreement dated as of August 26, 1996 among the stockholders of the Corporation or (ii) August 26, 2004.